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                                                                   EXHIBIT 21.1

                     TIPPERARY CORPORATION AND SUBSIDIARIES


            Corporation                      State or Other Jurisdiction of Incorporation
            -----------                      --------------------------------------------
Tipperary Corporation                                            Texas
Tipperary Oil & Gas Corporation                                  Texas
Tipperary Oil & Gas (Australia) Pty Ltd                   Queensland, Australia
Burro Pipeline Corporation                                     New Mexico